UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 26, 2021

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement

Indenture Relating to the Senior Guaranteed Exchangeable Bonds

On February 26, 2021, in connection with the closing of the previously announced private exchange (collectively, the “Exchange”), Transocean Inc. (the “Company”), a wholly-owned subsidiary of Transocean Ltd. (the “Parent” and, together with the Company, “Transocean”) (i) issued $293,751,000 original principal amount of new 4.00% Senior Guaranteed Exchangeable Bonds due 2025 (the “Senior Guaranteed Exchangeable Bonds”) and (ii) delivered $11,300,670 aggregate amount of cash, in exchange for $322,806,000 aggregate principal amount of the Company’s outstanding 0.5% Exchangeable Senior Bonds due 2023 (the “Existing Exchangeable Bonds”). The Senior Guaranteed Exchangeable Bonds are guaranteed by the Parent and the following direct or indirect holding company subsidiaries of the Company: Transocean Holdings 1 Limited (“Holdings 1”), Transocean Holdings 2 Limited (“Holdings 2”), Transocean Holdings 3 Limited (“Holdings 3”), Transocean Asset Holdings 1 Limited (“Asset Holdings 1”), Transocean Asset Holdings 2 Limited (“Asset Holdings 2”) and Transocean Asset Holdings 3 Limited (“Asset Holdings 3”, and collectively with Holdings 1, Holdings 2, Holdings 3, Asset Holdings 1 and Asset Holdings 2, the “Structurally Senior Guarantors”), each of which also guarantee the Company’s 2.5% Senior Exchangeable Bonds due 2027 and 11.50% Senior Guaranteed Notes due 2027. The Senior Guaranteed Exchangeable Bonds were issued pursuant to an Indenture, dated February 26, 2021, among the Company, the Parent and the Structurally Senior Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Company did not receive any cash proceeds from the issuance of the Senior Guaranteed Exchangeable Bonds.

The terms of the Senior Guaranteed Exchangeable Bonds are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to allow its subsidiaries to incur certain additional indebtedness, incur certain liens on its drilling rigs or drillships without equally and ratably securing the Senior Guaranteed Exchangeable Bonds, engage in certain sale and lease-back transactions covering any of its drilling rigs or drillships and consolidate, merge or enter into a scheme of arrangement qualifying as an amalgamation. The Indenture also contains customary events of default. Indebtedness under the Senior Guaranteed Exchangeable Bonds may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Senior Guaranteed Exchangeable Bonds will have an initial exchange rate of 190.4762 shares of the Parent’s shares, par value 0.10 Swiss francs per share (“Shares”), per $1,000 original principal amount, subject to adjustment, and will be exchangeable into Shares, cash or a combination thereof at the election of the Company.

In the event of a “fundamental change” (as defined in the Indenture), holders of the Senior Guaranteed Exchangeable Bonds may require the Company to repurchase all or any portion of their Senior Guaranteed Exchangeable Bonds for cash at a repurchase price equal to 101% of the principal amount of such Senior Guaranteed Exchangeable Bonds on the fundamental change repurchase date, plus accrued and unpaid interest, if any, to, but excluding, such repurchase date. In the event of a “listing failure event” or a “tax event” (both as defined in the Indenture), holders of the Senior Guaranteed Exchangeable Bonds may require the Company to repurchase all or any portion of their Senior Guaranteed Exchangeable Bonds for cash at a repurchase price equal to 100% of the principal amount of such Senior Guaranteed Exchangeable Bonds on the repurchase date, plus accrued and unpaid interest, if any, to, but excluding, such repurchase date.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described in Item 1.01 is incorporated herein by reference.

Item 3.02Unregistered Sale of Equity Securities

The information described in Item 1.01 regarding the Exchange is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 26, 2021, by and among Transocean Inc., the guarantors and Wells Fargo Bank, National Association
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 26, 2021	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person